                                                                EXHIBIT 11.2


                            DAW TECHNOLOGIES, INC.

                        EARNINGS PER SHARE CALCULATION

                        Nine Months ended September 30,

                                                     1996                               1995
                                         -------------------------------    ----------------------------
                                          PRIMARY          FULLY DILUTED      PRIMARY      FULLY DILUTED
                                         ----------        -------------     ----------    -------------
Average number of common shares
 outstanding during the period

  Common shares outstanding
   during the entire period              12,330,254          12,330,254      11,741,254      11,741,254

  Weighted average common shares
   issued during the period                   9,344               9,344         450,969         461,863
                                         ----------          ----------      ----------      ----------
  Weighted average number of
   common shares outstanding             12,339,598          12,339,598      12,192,223      12,203,117

  Dilutive effect of common stock
   equivalents under stock
   warrants and options*                          -                   -               -               -
                                         ----------          ----------      ----------      ----------
  Weighted average common and
   dilutive common equivalent
   shares outstanding                    12,339,598          12,339,598      12,192,223      12,203,117
                                         ----------          ----------      ----------      ----------
                                         ----------          ----------      ----------      ----------
  Net earnings (loss) applicable to
   common stock                          $2,286,000          $2,286,000      $ (308,000)     $ (308,000)
                                         ----------          ----------      ----------      ----------
                                         ----------          ----------      ----------      ----------

  Net earnings (loss) per common
   and dilutive common equivalent
   shares outstanding                    $     0.18          $     0.18      $    (0.03)     $    (0.03)
                                         ----------          ----------      ----------      ----------
                                         ----------          ----------      ----------      ----------

*Not included in this earnings per share calculation, since the total dilutive effect of all common stock equivalents calculated under the Treasury Stock Method is less than 3% for the six months ended September 30, 1996 and 1995.